Registration No. 333-227440

As filed with the Securities and Exchange Commission on August 6, 2020

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Financial Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	82-1340349
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6415 Bridgetown Road
Cincinnati, Ohio 45248
(Address of Principal Executive Offices)

Eagle Financial Bancorp, Inc. 2018 Equity Incentive Plan
(Full Title of the Plan)

Copies to:

Mr. Gary J. Koester	Michael J. Brown, Esq.
President and Chief Executive Officer	Luse Gorman, PC
Eagle Financial Bancorp, Inc.	5335 Wisconsin Ave., N.W., Suite 780
6415 Bridgetown Road	Washington, DC 20015-2035
Cincinnati, Ohio 45248	(202) 274-2000
(513) 574-0700
(Name, Address and Telephone
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

DEREGISTRATION OF SHARES

Eagle Financial Bancorp, Inc. (the “Company”) is a savings and loan holding company and the class of securities to which this Registration Statement relates is held by fewer than 1,200 shareholders of record.  The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-227440) (“Registration Statement”) to deregister all of the shares of common stock, $0.01 par value, and related stock options therefor, registered under the Registration Statement that remain unissued under the Eagle Financial Bancorp, Inc. 2018 Equity Incentive Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington Heights, State of Illinois, on August 6, 2020.
EAGLE FINANCIAL BANCORP, INC.
By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ Gary J. Koester	President, Chief Executive	August 6, 2020
Gary J. Koester	Officer and Director
(Principal Executive Officer)

/s/ Kevin R. Schramm	Vice President, Chief Financial	August 6, 2020
Kevin R. Schramm	Officer and Treasurer
(Principal Financial and Accounting Officer)

	Chairman of the Board	August 6, 2020
James W. Braun*

	Director	August 6, 2020
Guy W. Cagney*

	Director	August 6, 2020
Steven J. Dulle*

	Director	August 6, 2020
Adam B. Goetzman*

	Director	August 6, 2020
Steven C. Kehoe*

*	Pursuant to a Power of Attorney dated September 20, 2018, contained on the signature page of the Form S-8 Registration Statement filed by the registrant on September 20, 2018.